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                                                                     EXHIBIT 4.1

                     FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made by and between the undersigned (the "Shareholder") and RICK'S CABARET INTERNATIONAL, INC., a Texas corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, pursuant to that certain Subscription Agreement (the "Subscription
Agreement") the Shareholder has purchased           shares (the "Shares") of
common stock of the Company, par value $.01 per share (the "Common Stock") in the Offering of Shares of Common Stock (the "Offering") made by the Company as described in the Confidential Private Placement Memorandum dated September 3, 1996 (the "Memorandum");

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The Registration. Commencing 90 days after the Termination Date (as defined in the Memorandum) of the Offering and continuing for a period of two years from the Termination Date, subject to the Shareholder and the purchasers in the Offering holding, at the time of exercise of their rights, Shares of Common Stock which represent in the aggregate a minimum of 5,000 shares (the "Registration Shares") (such number as determined without adjustment for stock dividends, reclassifications, splits and reverse splits occurring after the date of the closing of the Offering), upon the written request of the Shareholder and such purchasers in the Offering requesting that the Company effect the registration under the Securities Act of 1933, as amended (the "Securities Act") of all or a specified portion of the Registration Shares, the Company will use its best efforts to file a registration statement (the "Registration Statement") under the Securities Act with the Securities and Exchange Commission (the "Commission"). The Company shall promptly give written notice of such requested registration to all holders of record of shares of Common Stock, which were purchased or issued in connection with the Offering. The Registration Statement will include the Registration Shares, all other shares for which written notice was given by the Company which are requested to be included by the holders thereof by written notice to the Company within thirty (30) days of the giving of written notice by the Company and may include shares of Common Stock other than the foregoing, either for the Company's account or for the account of other selling shareholders. The Company will use reasonable efforts to cause the Registration Statement to become effective and to keep the Registration Statement current for a period of two years after the Termination Date of the Offering. The Company shall not be obligated to effect more than one registration on behalf of Shareholder and purchasers in the Offering under this section. Notwithstanding the foregoing, if the Company is engaged in negotiations in respect of an acquisition or financing transaction and, in the good faith judgment of the Board of Directors such transaction would be adversely affected by the filing of the Registration Statement, the Company shall be entitled to postpone the filing of such registration statement until such transaction would not be adversely affected by such filing but, in any event, for a period not to exceed six months.

     2. Registration Procedures.

      (a) In performing its obligations under Section 1 to register the Shares, the Company will, subject to the limitations provided herein, as expeditiously as possible:

         (i) prepare and file with the Commission the Registration Statement and use its commercially reasonable best efforts to cause such registration to become and remain effective for the term specified herein;

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         (ii)  prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective in accordance with the terms of the Agreement and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by the Registration Statement;

         (iii) furnish to the Shareholder one conformed copy of the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), one copy of the Prospectus (including each preliminary prospectus and any summary prospectus) and any other Prospectus filed under Rule 424 under the Securities Act, and such other documents, as the Shareholder may reasonably request;

         (iv) use its reasonable efforts to (a) register or qualify the Shares under such other securities or blue sky laws of such jurisdictions as the Shareholder shall reasonably request, (b) keep such registration or qualification in effect for so long as each of the Registration Statement remain in effect, and (c) take any other action which may be reasonably necessary or advisable to enable the Shareholder to consummate the disposition of the Shares in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to consent to general service of process in any such jurisdiction, or to take any such action which would impose unreasonable expense on the Company;

         (v) furnish to the Shareholder a copy of an opinion of counsel for the Company rendered to the underwriter, if one is engaged, dated the effective date of each of the Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), covering substantially the same matters with respect to each registration statement and prospectus as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings of securities;

         (vi) notify the Shareholder at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and prepare and furnish to the Shareholder one copy of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

         (vii) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission;

         (viii) provide and cause to be maintained a transfer agent for the Common Stock from and after a date not later than the effective date of the Registration Statement;

         (ix) properly notify any securities exchange on which any of the Company's Common Stock is listed of the registration of any of the Shares, and use its best efforts to satisfy all prerequisites and regulations of any such exchange relating to the trading of such Shares on such exchange;

         (x) if requested by the Shareholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the Shareholder reasonably requests to be included therein with respect to the number of Shares being sold by the Shareholder and the

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              Shareholder's plan of distribution and promptly make all required filings of such prospectus supplement or post-effective amendment;

         (xi) as promptly as practicable after filing with the Commission of any document which is incorporated by reference in a prospectus contained in a registration statement, deliver a copy of such document to the Shareholder;

         (xii) cooperate with the Shareholder to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Shares to be sold under the Registration Statement, in such denominations and registered in such names as the Shareholder may reasonably request; and

         (xiii) make available for inspection by the Shareholder, and any one attorney, accountant or other agent retained by one or more holders of Shares (the "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that records which the Company determines, in good faith, to be confidential and which it notifies the Inspector are confidential shall not be disclosed by the Inspector unless
                (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, the Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

      (b) All expenses incident to the Company's performance of its obligations under this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities and Blue Sky laws, printing expenses, fees and disbursements of the Company's counsel, independent certified public accountants, and other persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company. The Shareholder shall be responsible for all discounts and commissions relating to the Shares and for the fees and expenses of counsel and other persons engaged by the Shareholder.

     3. Obligations of Shareholder.

      (a) The Shareholder agrees that it will offer and sell Shares in compliance with all applicable state and federal securities laws. Specifically, without limitation, the Shareholder agrees as follows:

         (i) The Shareholder agrees not to use any prospectus (as that term is defined under the Securities Act) for the purpose of offering or selling the Shares to the public except for the Prospectus, as the same may be supplemented and amended from time to time.

         (ii) Neither the Shareholder nor any affiliate of the Shareholder shall engage in any practice which would violate Rule 10b-6 promulgated under the Securities Exchange Act of 1934 ("Exchange Act").

         (iii) Neither the Shareholder nor any affiliate of the Shareholder shall solicit purchases of Common Stock to facilitate the distribution of Shares in violation of Rule 10b-2 promulgated under the Exchange Act.

         (iv) Neither the Shareholder nor any affiliate of the Shareholder shall effect any stabilizing transactions to facilitate the offer and sale of Shares to the public in violation of Rule 10b-7 promulgated under the Exchange Act.

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      (b) The Shareholder agrees to promptly notify the Company as and when any
          Shares are sold and when the Shareholder elects to terminate all further offers and sales of Shares pursuant to the Registration Statement. The Shareholder acknowledges that any Shares which have not been sold within two years after the Termination Date of the Offering or any earlier termination of the distribution of the Shares will be removed from registration by means of a post-effective amendment to the Registration Statement.

      (c) It shall be a condition precedent to the obligations of the Company to take any action with respect to registering the Shares that the Shareholder furnish the Company in writing such information regarding the Shareholder, the Shares and other securities of the Company held by the Shareholder, and the distribution of such Shares as the Company may from time to time reasonably request in writing. If the Shareholder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the Registration Statement, the Company may exclude the Shareholder's Shares from the Registration Statement if the Company provides the Shareholder with an opinion of counsel to the effect that such information must be included in the Registration Statement and the Shareholder thereafter continues to withhold such information.

               The Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(a)(vi), the Shareholder will forthwith discontinue the Shareholder's disposition of Shares pursuant to the Registration Statement until the Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(a)(vi) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Shareholder's possession, of the Prospectus current at the time of receipt of such notice.

     4. Public Offering by the Company. Notwithstanding the registration rights granted to the Shareholder under this Agreement, in the event the Company files a registration statement for an underwritten public offering of Common Stock (a "Company Offering") within two years of the Termination Date of the Offering and while the Registration Statement covering the Registration Shares is effective, then upon the request of the Company's underwriter in such Company Offering, the Shareholder agrees to enter into an agreement pursuant to which the Shareholder will be prohibited from transferring the Shares for such period of time, not to exceed 90 days after completion of the Company Offering, as the Company's underwriter may request. The Company may enter stop transfer orders with its transfer agent in order to effect this prohibition. In the event the Company makes a Company Offering and the Company's underwriter imposes transfer restrictions on the sale of Shares, the period during which the Registration Statement will be kept current shall not be extended beyond the maximum two-year period from the Termination Date of the Offering as provided in Section 1.

     5. Restrictions on Transfer. The Shareholder agrees that it will not sell, exchange, pledge or otherwise transfer any Shares except in transactions (i) made pursuant to the Registration Statement, or (ii) which are exempt from all registration requirements of the Securities Act (or conducted pursuant to Rule 144 thereunder) and all applicable state securities laws, and for which the Company is provided with an opinion of counsel to the Shareholder and other evidence as may be reasonably satisfactory to the Company to the effect that such transfer will not be in violation of the Securities Act and all applicable state securities laws.

     6. Indemnification.

      (a) Indemnification by the Company. To the extent permitted by law, the Company will, and hereby does, indemnify and hold harmless the Shareholder, its directors and officers, each other natural person, corporation, business trust, association, company, partnership, joint venture and other entity (each, a "Person") who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls the Shareholder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Shareholder or any such director or officer or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims,

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          damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Shareholder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon written information furnished to the Company by the Shareholder expressly for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholder or any such director, officer, underwriter or controlling person and shall survive the transfer of Shares by the Shareholder.

      (b) Indemnification by the Shareholder. To the extent permitted by law, the Shareholder will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 6) each underwriter, each Person who controls such underwriter within the meaning of the Securities Act, the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon written information furnished to the Company by the Shareholder expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, and with respect to any violation by the Shareholder of the Securities Act or the Exchange Act.

      (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties actually exists in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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      (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company and the Shareholder with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

      (e) Indemnification Payments. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     7. Reporting Requirements Under the Exchange Act. At all times when it is legally required to do so, the Company shall keep effective its registration under Section 12 of the Exchange Act, shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act, and from and after the effective date of the first registration statement filed by the Company under the Securities Act, the Company shall timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file.

     8. Notices. All notices required or permitted herein must be in writing and shall be deemed to have been duly given the first business day following the date of service if served personally, on the first business day following the date of actual receipt if delivered by telecopier, telex or other similar communication to the party or parties to whom notice is to be given, or on the third business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the Shareholder at the address set forth in the Subscription Agreement, and to the Company at the address set forth below, or to such other addresses as either party hereto may designate to the other by notice from time to time for this purpose.

              Rick's Cabaret International, Inc.
              3113 Bering Drive
              Houston, Texas 77057
              Attn: Robert L. Watters
              Telecopier No: (713) 785-2593

              With a copy to:
              Axelrod, Smith & Kirshbaum
              5300 Memorial Drive, Suite 700
              Houston, TX 77007
              Attn: Robert Axelrod
              Telecopier No.: (713) 552-0202

     9. Entire Agreement. This Agreement contains and constitutes the entire agreement between and among the parties with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. There are no agreements, understandings, restrictions, warranties or representations among the parties relating to the subject matter hereof other than those set forth or referred to herein. This instrument is not intended to have any legal effect whatsoever, or to be a legally binding agreement or any evidence thereof, until it has been signed by all parties hereto.

     10. Binding Effect. This Agreement shall be binding on and enforceable by the Shareholder and by the Company and its successors. No transferee of Shares shall acquire any rights under this Agreement except with the written consent of the Company, which may be withheld for any reason. In the event the Company is a party to a merger or consolidation in a transaction in which the Shares are converted into equity securities of another entity, then the Company shall cause such other entity to assume the Company's obligations under this Agreement such that this Agreement shall apply to the equity securities received by the Shareholder in exchange for the Shares, unless such equity securities are, upon receipt and without further action by the Shareholder, readily salable without registration under the Securities Act.

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     11. Construction. This Agreement shall be construed, enforced and governed in accordance with the laws of the State of Texas. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter gender thereof or to the plurals of each, as the identity of the person or persons or the context may require. The descriptive headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision contained herein.

     12. Invalidity. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provisions shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, void or unenforceable provisions while still remaining valid and enforceable, and the remaining terms or provisions contained herein shall not be affected thereby.

     13. Counterparts. This Agreement may be executed in any number of Counterparts and by the parties hereto in separate Counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

     14. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless agreed to in writing by both the Company and the Shareholder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates shown below.

SHAREHOLDER:                               /s/
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                                                            Date

COMPANY:                                    RICK'S CABARET INTERNATIONAL, INC.

                                            By:    /s/ ROBERT L. WATTERS
                                             -----------------------------------
                                                Robert L. Watters, President

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                                                            Date

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